BIOMET ANNOUNCES INITIAL CLOSING OF DEPUY TRAUMA ACQUISITION

WARSAW, Ind., June 15, 2012 – Biomet, Inc., a global leader in the manufacture of musculoskeletal medical products, announced today the initial closing of the previously announced acquisition of the worldwide trauma business of DePuy Orthopaedics, Inc. As part of the initial closing, Biomet has acquired DePuy Trauma’s operations in the United States, the United Kingdom, Australia, New Zealand and Japan, as well as DePuy Trauma’s manufacturing operations in Le Locle, Switzerland. Biomet will assume responsibility for business operations at 12 a.m. Eastern time, June 16, 2012. Closings for the remaining countries will occur on a staggered basis and in general within the next 6 months and DePuy Orthopaedics’ affiliates will serve as Biomet’s interim distributor in these countries until these country operations are fully transitioned to Biomet.

“Today we take another step forward in our strategy to provide our surgeon and hospital customers with innovative products of the highest quality, and excellent service, on a global basis,” said Jeffrey R. Binder, President and CEO of Biomet, Inc. “Trauma is one of the fastest-growing market segments in orthopaedics and at the core of orthopaedic care. I would like to extend a warm welcome to our new team members, and to surgeon and hospital customers around the world. All of us at Biomet look forward to working with you to fulfill our commitment to helping our customers improve the lives of their patients.”

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses large joint reconstructive products, including orthopedic joint replacement devices, and bone cements and accessories; sports medicine, extremities and trauma products, including internal and external orthopedic fixation devices; spine and bone healing products, including spine hardware, spinal stimulation devices, and orthobiologics, as well as electrical bone growth stimulators and softgoods and bracing; dental reconstructive products; and other products, including microfixation products and autologous therapies. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

Contacts

For further information contact:

Investor Relations: Barb Goslee, Director, Investor Relations, at 574-372-1514 or barb.goslee@biomet.com

Public Affairs: William Kolter, Corporate Vice President, Public Affairs, at 574-372-1535 or bill.kolter@biomet.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the success of the Company’s principal product lines; the results of the ongoing investigation by the United States Department of Justice; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Deferred Prosecution Agreement and Corporate Integrity Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the impact of federal health care reform; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.